                                                                  EXHIBIT (A)(2)

                              SONUS NETWORKS, INC.
               STATEMENT OF STOCK OPTION GRANTS AND ELECTION FORM

    I acknowledge that a list of all of my options appears on the website for my e-trade account or is available from Bill Crowe, Treasury Manager of Sonus.

    I wish to surrender for exchange those options with an exercise price of $0.67 or more per share (the "Eligible Options") listed in the table below in the rows where I have indicated I desire to exchange the options listed in that row, subject to the terms and conditions of the Offer to Exchange Outstanding Stock Options dated October 16, 2002 (the "Offer to Exchange"). I understand that any options granted since May 10, 2002 ("Required Options") must be exchanged by me if Sonus Networks, Inc. accepts any of my surrendered Eligible Options. I understand that if my offer is accepted, I will (1) have no right, title or interest to my surrendered Eligible Option(s) indicated in the table below and any Required Option(s) (whether or not indicated in the table below), and any certificates or other documentation evidencing such option grant(s) shall be void and of no further effect, and (2) receive a new option to purchase one share of common stock for every share of common stock issuable upon the exercise of my surrendered Eligible Option(s), as more fully explained in the Offer to Exchange. In addition, I am making the representations and acknowledgements to Sonus Networks, Inc. that are set forth on page 3 of this Election Form.

    To the extent that any of my surrendered options were granted under the telecom technologies, inc. Amended and Restated 1998 Equity Incentive Plan (the "TTI Plan"), I hereby consent to the amendment and restatement of the TTI Plan as described in Section 8 of the Offer to Exchange in the paragraph entitled "Amendment to the TTI Plan and Stock Option Agreement" in the section entitled "TTI Plan".

    Complete the following with respect to all options granted under the Amended and Restated Sonus Networks, Inc. 1997 Stock Incentive Plan:

      EXCHANGE            DO NOT                                       NUMBER OF      EXERCISE PRICE
        THIS             EXCHANGE      OPTION      GRANT DATE OF    ELIGIBLE OPTION    OF ELIGIBLE
       OPTION           THIS OPTION    NUMBER     ELIGIBLE OPTION       SHARES*           OPTION
---------------------   -----------   ---------   ---------------   ---------------   --------------
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /

    Complete the following with respect to all options granted under the TTI
Plan:

      EXCHANGE            DO NOT                                       NUMBER OF      EXERCISE PRICE
        THIS             EXCHANGE      OPTION      GRANT DATE OF    ELIGIBLE OPTION    OF ELIGIBLE
       OPTION           THIS OPTION    NUMBER     ELIGIBLE OPTION       SHARES*           OPTION
---------------------   -----------   ---------   ---------------   ---------------   --------------
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /
  / /                          / /

------------------------

* If you tender an Eligible Option you must tender all unexercised shares covered by that option; partial tenders are not permitted and will be deemed to be a tender of all the shares covered by the tendered option.

    To validly surrender Eligible Options for exchange, you must complete and deliver this Election Form according to the instructions on page 4 of this Election Form and return it to Bill Crowe, Treasury Manager, by electronic mail to exchangeprogram@sonusnet.com, by fax at (978) 392-8182 or by mail or hand delivery at 5 Carlisle Road, Westford, Massachusetts 01886. The deadline for receipt of this Election Form is no later than 5 p.m., Eastern Time, on November 14, 2002.

Date: ---------------------             ------------------------------------------------------
                                        Signature (type name if delivering by email)

                                        ------------------------------------------------------
                                        Name (please print)

                                        ------------------------------------------------------
                                        Social Security Number

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TO: SONUS NETWORKS, INC.

    Pursuant to the Offer to Exchange, I have tendered the Eligible Options indicated on the reverse side of this Election Form. In addition to the representations and acknowledgements by me on the reverse side of this Election Form, I hereby represent and acknowledge the following to Sonus Networks, Inc. (the "Company"):

    - Any Eligible Options tendered by me on the Election Form are tendered subject to the terms and conditions of the offer as set forth in the Offer to Exchange, a copy of which I acknowledge having received and read.

    - I have full power and authority to tender the Eligible Options indicated in my Election Form.

    - All authority conferred or agreed to be conferred in my Election Form regarding the option(s) I have tendered shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

    - The Company's acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer to Exchange.

    - If my offer to exchange Eligible Options is accepted, I acknowledge that I will have no right, title or interest to my tendered Eligible Option(s) indicated in the table on the reverse side of this Election Form and any Required Option(s) (whether or not indicated in the table), and any certificates or other documentation evidencing such option grant(s) shall be void and of no further effect.

    - If my offer to exchange Eligible Options is accepted, I acknowledge that the new option(s) I receive:

       - will constitute a right to purchase one share of common stock for each share of common stock, subject to adjustment for any stock splits, reverse stock splits, stock dividends or similar events, that would have been issuable upon the exercise of a surrendered option;

       - will not be granted until on or after the first business day that is six months and one day after the date when my tendered options are accepted for exchange and cancelled by the Company; and

       - will be subject to the terms and conditions of the 1997 Plan or the terms of the TTI Plan, as applicable, and the new stock option agreements between the Company and me that will be forwarded to me after the grant of the new options.

    - I also acknowledge that I must be an employee of the Company or one of its wholly owned subsidiaries from the date when I tender options through the date when the new options are granted, and otherwise be eligible under the 1997 Plan or TTI Plan, as applicable, on the date when the new options are granted in order to receive new options. I further acknowledge that if I do not remain such an employee, I will not receive any new options or any other consideration for the options that I tender and that are accepted for exchange pursuant to the offer. If I pass away, become disabled, terminate my employment with or without a good reason, or am terminated with or without cause before the date when the new options are granted, then I will not receive anything for the options that I tender and that are accepted for exchange pursuant to the offer.

    - I also acknowledge that I may not receive options if the Company enters into a merger or similar transaction in which there is a change of control of the Company prior to the grant of the new options.

    - I recognize that as set forth in the Offer to Exchange, the Company may terminate or amend the offer and reject or postpone its acceptance and cancellation of any and all options tendered for exchange.

    - If my offer to exchange Eligible Options is accepted, I acknowledge that I will be ineligible to receive any new grants of options for a period of six months and one day after the expiration date of the offer.

                                  INSTRUCTIONS
            FORMING A PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1. DELIVERY OF ELECTION FORM. A properly completed and duly executed Election Form (or an electronic copy or fax thereof) must be received by the Company at the address set forth on page 2 of this Election Form on or before the expiration date of the offer.

    The method by which you deliver any required documents (including this Election Form) is at your election and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your documents by mail, the Company recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery.

    An election to surrender options for exchange pursuant to this offer may be changed or withdrawn at any time prior to the expiration date. If the offer is extended by the Company beyond that time, you may change or withdraw your election at any time until the extended expiration of the offer. To change your election to surrender options for exchange, you must deliver a new Election Form which is clearly dated after your original Election Form. Once the Company receives a new Election Form submitted by you, your previously submitted Election Form will be disregarded. To withdraw all options surrendered for exchange, you must deliver a properly completed Notice of Withdrawal, or an electronic copy or fax thereof, to the Company while you still have the right to withdraw the surrendered options. Withdrawals may not be rescinded, and any options withdrawn will thereafter be deemed not properly surrendered for exchange for purposes of the offer, unless such withdrawn options are properly re-surrendered prior to the expiration date of the offer by submitting a new Election Form in accordance with the procedures described above.

    The Company will not accept any alternative, conditional or contingent elections to surrender options for exchange. All employees surrendering options for exchange, by execution and delivery of this Election Form (or delivery of an electronic copy or fax of it), waive any right to receive any notice of the acceptance of their options for surrender, except as provided in the Offer to Exchange.

    2. INADEQUATE SPACE. If the space provided in the tables on page 1 of this Election Notice is inadequate, the information requested by the tables regarding the options to be surrendered for exchange should be provided on a separate schedule attached to, or delivered with, this Election Form.

    3. SURRENDER OF OPTIONS FOR EXCHANGE. If you intend to surrender options for exchange pursuant to the offer, you must complete the tables on page 1 of this Election Form by providing the following information for each option that you intend to surrender: option number, grant date, the total number of option shares subject to the option and the exercise price. If you choose to surrender an option grant, you must surrender the full number of unexercised option shares subject to the grant. If you received options on or after May 10, 2002, you must tender for cancellation all options received on or after that date.

    4. SIGNATURES ON THE ELECTION FORM. If this Election Form is signed by the holder of the options, the signature must correspond with the name as written on the face of the option award document(s) to which the options are subject without alteration, enlargement or any other change.

    If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact or any other person acting in a fiduciary or representative capacity, then such person's full title and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Election Form.

    If this Election Form is delivered by electronic mail, it must be signed by typing the optionholder's name on the signature line.

    5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form, may be directed to:

    Sonus Networks, Inc.
    5 Carlisle Road
    Westford, Massachusetts 01886
    Attention: Bill Crowe, Treasury Manager
    Telephone: (978) 589-8414
    Email: exchangeprogram@sonusnet.com

    6. IRREGULARITIES. Any questions as to the number of option shares subject to options to be accepted for exchange, and any questions as to the validity (including eligibility and time of receipt), form and acceptance of any surrender of options for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding on all interested persons. The Company reserves the right to reject any or all options surrendered for exchange that the Company determines not to be in appropriate form or the acceptance of which would be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity with respect to any particular options surrendered for exchange or any particular optionholder, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all participants in the offer. No surrender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with the surrender of options for exchange must be cured prior to the expiration of the offer. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in the surrender of options for exchange, and neither the Company nor any other person will incur any liability for failure to give any such notice.

    7. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.